UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported):
September 28, 2006
Carmike Cinemas, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	000-14993	58-1469127

(State or Other	(Commission	(IRS Employer
Jurisdiction	File Number)	Identification Number)
of Incorporation)

1301 First Avenue, Columbus, Georgia	31901

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (706) 576-3400
Not applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
Carmike Cinemas, Inc. (the “Company”) has entered into a Sixth Amendment, effective September 28, 2006 (the “Sixth Amendment”), to the Credit Agreement, dated as of May 19, 2005, among the Company, as borrower, the several banks and other financial institutions or entities that are from time to time parties to the Credit Agreement (the “Lenders”), Wells Fargo Foothill, Inc., as documentation agent, and Bear Stearns Corporate Lending, Inc., as administrative agent.
The Sixth Amendment:
•	amends the Company’s consolidated leverage ratio such that as of the last day of any period of four consecutive fiscal quarters this ratio may not exceed: (a) 4.35 to 1.00 for any four quarter period ended December 31, 2005 through March 31, 2006; (b) 5.00 to 1.00 for the four quarter period ended June 30, 2006; (c) 4.75 to 1.00 for any four quarter period ending September 30, 2006 through December 31, 2007; and (d) 4.50 to 1.00 for any four quarter period ending March 31, 2008 or thereafter;
•	amends the Company’s consolidated interest coverage ratio such that for any period of four consecutive fiscal quarters this ratio may not be less than: (a) 2.00 to 1.00 for the four quarter period ending prior to September 30, 2006; (b) 1.75 to 1.00 for any four quarter period ending during the period beginning on September 30, 2006 and ending on December 31, 2007; and (c) 2.00 to 1.00 thereafter; and
•	limits the aggregate capital expenditures that the Company may make, or commit to make, to $30 million for any consecutive 12-month period ending during the period from September 30, 2006 to December 31, 2007.
In addition, the Sixth Amendment amends the calculation of the Company’s consolidated EBITDA for purposes of the consolidated leverage ratio and the interest coverage ratio. The amendment allows the Company to exclude from the calculation of consolidated EBITDA up to $7.7 million of legal, accounting and consulting expenses and transaction fees incurred by the Company between December 31, 2005 and December 31, 2006 related to the Company’s prior accounting restatements and credit facility amendments. The Company may also exclude from the calculation of consolidated EBITDA up to $2.3 million of other unusual and nonrecurring expenses incurred by the Company prior to March 31, 2007 related to the accounting restatements (to the extent such expenses are reasonably acceptable to the administrative agent). The Sixth Amendment also amends the definition of “capital expenditures” to exclude from this definition any portion of expenditures that are made with proceeds from long term financing obligations incurred by the Company.
The Company will pay amendment fees in the aggregate amount of approximately $453,550.

Item 9.01. Financial Statements and Exhibits.
                   (d) Exhibits.

Exhibit 10.1	Sixth Amendment, dated as of September 28, 2006, to the Credit Agreement, dated as of May 19, 2005, as amended, among the Company, as borrower, the several banks and other financial institutions or entities that are from time to time parties to the Credit Agreement, as the Lenders, Wells Fargo Foothill, Inc., as documentation agent, and Bear Stearns Corporate Lending Inc., as administrative agent.

Signatures
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARMIKE CINEMAS, INC.
Date:
October 3, 2006	By:	/s/ Richard B. Hare
Richard B. Hare
Senior Vice President, Finance Treasurer and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
Exhibit 10.1	Sixth Amendment, dated as of September 28, 2006, to the Credit Agreement, dated as of May 19, 2005, as amended, among the Company, as borrower, the several banks and other financial institutions or entities that are from time to time parties to the Credit Agreement, as the Lenders, Wells Fargo Foothill, Inc., as documentation agent, and Bear Stearns Corporate Lending Inc., as administrative agent.